EXHIBIT 11


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EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

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
                                                             For the Year Ended March 31,
                                                       ----------------------------------------------
                                                            1996            1995            1994
                                                       --------------   -------------  --------------
Primary EPS
- -------------------------------------------------
Average shares outstanding.......................        2,343,287       1,945,561        1,928,268

Net effect of dilutive
  stock options: based on the treasury
  stock method using the average
  market price...................................           78,913          67,903           60,803
                                                        ----------      ----------       ----------

        Totals...................................        2,422,200       2,013,464        1,989,071
                                                         =========       =========        =========


Income before cumulative effect of
  accounting change..............................      $ 5,203,733     $ 4,265,305      $ 4,650,532

Cumulative effect of accounting change...........               --              --        1,500,000
                                                      ------------    ------------        ---------

Net income.......................................      $ 5,203,733     $ 4,265,305      $ 6,150,532
                                                         =========       =========        =========


Per share amount:

Before cumulative effect of accounting
  change.........................................     $       2.15     $      2.12      $      2.34

Cumulative effect of accounting change...........             0.00            0.00             0.75

Net income.......................................      $      2.15     $      2.12      $      3.09


Fully Diluted EPS
- -------------------------------------------------

Average shares outstanding.......................        2,343,287       1,945,561        1,928,268

Net effect of dilutive stock
  options: based on the treasury stock
  method using the quarter-end market price which
  is greater than the average market price.......           87,351          69,516           62,313

Assumed conversion of 7.00% convertible
  subordinated debentures........................          293,494         704,367          731,134
                                                         ---------       ---------        ---------

        Totals...................................        2,724,132       2,719,444        2,721,715
                                                         =========       =========        =========


Income before cumulative effect of
  accounting change..............................      $ 5,203,733     $ 4,265,305      $ 4,650,532

Add interest on convertible subordinated
  debentures, net of federal income tax effect...          130,378         490,367          503,682
                                                         ---------       ---------        ---------

                                                         5,334,111       4,755,672        5,154,214

Cumulative effect of accounting change...........               --              --        1,500,000
                                                      ------------    ------------      -----------


Net income, as adjusted..........................      $ 5,334,111     $ 4,755,672      $ 6,654,214
                                                         =========       =========        =========


Per share amount: assuming full dilution:

  Before cumulative effect of accounting
    change.......................................      $      1.96     $      1.75      $      1.89

  Cumulative effect of accounting change.........             0.00            0.00             0.55

  Net income.....................................      $      1.96     $      1.75      $      2.44

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